EXHIBIT 23.4
CONSENT OF WRIGHT & COMPANY, INC.
     We hereby consent to the use of the name Wright & Company, Inc. and to the incorporation by reference of our name in the Annual Report on Form 10-K of Range Resources Corporation (the “Company”) for the fiscal year ended December 31, 2009, to which this consent is an exhibit.
/s/ WRIGHT & COMPANY, INC.
Brentwood, Tennessee
February 23, 2010